________________________________________________________________________________
                                  SCHEDULE 14A
                                 (RULE 14a-101)
                              -------------------

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                              -------------------

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )
                              -------------------

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                DSET CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:
     ___________________________________________________________________________
   (2) Aggregate number of securities to which transactions applies:
     ___________________________________________________________________________
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     __
   (4) Proposed maximum aggregate value of transaction:
     ___________________________________________________________________________
   (5) Total fee paid:
     ___________________________________________________________________________
[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:
     ___________________________________________________________________________
   (2) Form, Schedule or Registration Statement no.:
     ___________________________________________________________________________
   (3) Filing Party:
     ___________________________________________________________________________
   (4) Date Filed:
     ___________________________________________________________________________
________________________________________________________________________________

                                DSET CORPORATION
                            1160 US HIGHWAY 22 EAST
                             BRIDGEWATER, NJ 08807

                                                                  April 28, 2000

To Our Shareholders:

    You are cordially invited to attend the 2000 Annual Meeting of Shareholders of DSET Corporation at 1:00 P.M., local time, on Wednesday, May 24, 2000, at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey.

    The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

    It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

    Thank you for your continued support.

                                           Sincerely,

                                           WILLIAM P. MCHALE, JR.
                                           WILLIAM P. MCHALE, JR.
                                           President and
                                             Chief Executive Officer

                                DSET CORPORATION
                            1160 US HIGHWAY 22 EAST
                             BRIDGEWATER, NJ 08807

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 2000

    The Annual Meeting of Shareholders (the 'Meeting') of DSET CORPORATION, a New Jersey corporation (the 'Company'), will be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey, on Wednesday, May 24, 2000, at 1:00 P.M., local time, for the following purposes:

        (1) To elect five (5) directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;

        (2) To approve the proposal to amend the Company's 1998 Stock Plan to increase the maximum aggregate number of shares of Common Stock available for issuance thereunder from 1,800,000 shares to 2,500,000 shares and to reserve an additional 700,000 shares of Common Stock of the Company for issuance in connection with awards granted under the 1998 Stock Plan;

        (3) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2000; and

        (4) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

    Holders of Common Stock of record at the close of business on April 17, 2000 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination of any shareholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                           By Order of the Board of Directors,

                                           BRUCE M. CROWELL
                                           BRUCE M. CROWELL
                                           Secretary

Bridgewater, New Jersey
April 28, 2000

       THE COMPANY'S 1999 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                                DSET CORPORATION
                            1160 US HIGHWAY 22 EAST
                             BRIDGEWATER, NJ 08807
                          ----------------------------
                                PROXY STATEMENT
                          ----------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of DSET Corporation (the 'Company') of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 24, 2000 (the 'Meeting') at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey at 1:00 P.M., local time, and at any adjournment or adjournments thereof. Holders of record of shares of Common Stock, no par value ('Common Stock'), as of the close of business on April 17, 2000, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 11,232,148 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting. The number of votes entitled to be cast at the Meeting is 11,232,148.

    If proxies in the accompanying form are properly executed and returned, the Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of the five (5) nominees named below as Directors, (ii) FOR a proposal to amend the Company's 1998 Stock Plan (the '1998 Stock Plan') to increase the maximum aggregate number of shares of Common Stock available for issuance under the 1998 Stock Plan from 1,800,000 shares to 2,500,000 shares and to reserve an additional 700,000 shares of Common Stock of the Company for issuance in connection with awards granted under the 1998 Stock Plan, (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2000, and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any Shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

    The presence, in person or by proxy, of holders of shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of Shareholders possessing a majority of the shares of Common Stock represented at the Meeting, provided a quorum is present in person or by proxy.

    Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

    This Proxy Statement, together with the related proxy card, is being mailed to the Shareholders of the Company on or about April 28, 2000. The Annual Report to Shareholders of the Company for the year ended December 31, 1999, including financial statements (the 'Annual Report'), is being mailed together with this Proxy Statement to all Shareholders of record as of April 17, 2000. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of April 17, 2000.

                             ELECTION OF DIRECTORS

    At the Meeting, five Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

    It is the intention of the persons named in the enclosed form of proxy to vote the shares of Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

    The nominees for election to the Board who are current members of the Board of Directors are as follows:

                                              SERVED AS A               POSITIONS WITH
NAME                                   AGE   DIRECTOR SINCE              THE COMPANY
----                                   ---   --------------              -----------
William P. McHale, Jr................  51         1997        President, Chief Executive Officer
                                                                and Director
Bruce R. Evans.......................  41         1995        Director
Jacob J. Goldberg....................  53         1999        Director
C. Daniel Yost.......................  51         1999        Director
Andrew D. Lipman.....................  49         1999        Director

    An additional member of the Board of Directors is not standing for re-election to the Board:

                                              SERVED AS A               POSITIONS WITH
NAME                                   AGE   DIRECTOR SINCE              THE COMPANY
----                                   ---   --------------              -----------
S. Daniel Shia.......................  48         1989        Chairman of the Board and Director

    The principal occupations and business experience, for at least the past five years, of each nominee are as follows:

    Mr. McHale joined the Company in January 1997 as President and Chief Operating Officer and was elected to the Board of Directors in January 1997. In July 1997, he became Chief Executive Officer. Prior to joining the Company,
Mr. McHale was Vice President of Sales and Marketing at F3 Software Corporation from January 1995 to December 1996. From February 1991 to December 1994,
Mr. McHale owned and operated a private firm where he periodically provided senior management or consulting services. Mr. McHale also served as President and Chief Executive Officer of each of Mitchell Management Systems from November 1989 to January 1991, and Component Software Corporation from July 1992 to July 1994. Prior to that, Mr. McHale held various sales and marketing positions at IBM, Wang Laboratories and Digital Equipment Corporation.

    Mr. Evans has been a Director of the Company since December 1995. Since 1991, Mr. Evans has been a general partner with Summit Partners, a venture capital firm, where he has been employed since 1986. Mr. Evans serves as a director of Pediatrix Medical Group, Inc., Omtool Ltd. and several privately-held companies.

    Mr. Goldberg has been a Director of the Company since March 1999. From August 1997 until his retirement in March 2000, Mr. Goldberg served as President of Telecom Industry Services for Bell Atlantic. From January 1994 to August 1997, Mr. Goldberg served as Vice President of Wholesale Markets for NYNEX overseeing marketing, sales and customer service provided to NYNEX's wholesale customers. Prior to that, from 1989 to December 1993, Mr. Goldberg served as Vice President of Network Interconnection Marketing and Sales and Managing Director of Access Markets at NYNEX.

    Mr. Yost has been a Director of the Company since September 1999. Mr. Yost has over 26 years experience in telecommunications and business. Mr. Yost currently serves on the board of directors of ADC Telecommunications Inc., a publicly traded global supplier of transmission and networking systems for telecommunications networks, and Ace Cash Express Inc., a publicly traded provider of retail financial services. Mr. Yost has served as President and Chief Operating Officer of Allegiance Telecom since February 1998. He was elected to Allegiance Telecom's board in March 1998. Before joining Allegiance Telecom, from July 1997 to February 1998, he served as President and Chief Operating Officer for U.S. Operations at NETCOM On-Line Communication Services, Inc., a leading internet service provider. Mr. Yost managed all aspects of domestic operations, including development and implementation of overall strategic direction. Prior to that, from June 1994 to July 1997, Mr. Yost was President of the Southwest region of AT&T Wireless Services, Inc. Mr. Yost has also served as President of McCaw Cellular Communications/LIN Broadcasting in the Southwest region and was President, General Manager, and founder of MetroCel Cellular Telephone Company.

    Mr. Lipman has been a Director of the Company since November 1999.
Mr. Lipman is currently the Vice Chairman of the Washington D.C. law firm Swidler Berlin Shereff Friedman, LLP, and a Senior Partner in the firm's Telecommunications Group. Mr. Lipman has over twenty years of experience in the telecommunications industry and has advised various Internet, technology, and telecommunications companies establishing operations in Europe and Asia.
Mr. Lipman also served as Vice President of legal and regulatory affairs at Metropolitan Fiber Systems.

    All Directors hold office until the next annual meeting of Shareholders and until their successors shall have been duly elected and qualified. There are no family relationships among any of the Directors, executive officers and key employees of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

    The Board of Directors has a Compensation Committee (the 'Compensation Committee'), which approves salaries and incentive compensation for executive officers of the Company and which administers the Company's stock option plans, and an Audit Committee (the 'Audit Committee'), which reviews the results and scope of the audit and other services provided by the Company's independent accountants. In addition, pursuant to the new rules promulgated by the Securities and Exchange Commission (the 'SEC') and the Nasdaq National Market which went into effect on March 15, 2000, the Audit Committee will also be responsible for: (i) reviewing the audited financial statements and Annual Report of the Company, as well as the Company's unaudited quarterly financial statements and reports; and (ii) discussing such matters with the Company's management and independent public accountants. The Compensation Committee currently consists of Bruce R. Evans and Jacob J. Goldberg. The Compensation Committee held four meetings in 1999. The Audit Committee currently consists C. Daniel Yost, Andrew D. Lipman and Jacob J. Goldberg, all of whom are independent Directors. The Audit Committee held two meetings in 1999. The Company intends to adopt an Audit Committee Charter at its next meeting of the Board of Directors. During 1999, there were six meetings of the Board of Directors and three actions by written consent of Directors. Each incumbent Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which they served as a Director and the total number of meetings held by the committee on which they served during the period, if applicable.

COMPENSATION OF DIRECTORS

    Directors who are not employees or affiliates of the Company or its subsidiaries, who currently consist of Mr. Goldberg, Mr. Yost, and Mr. Lipman, receive an annual stipend of $10,000 per year and $2,000 for each meeting of the Board of Directors or committee meeting attended. All Directors are reimbursed for reasonable expenses incurred as a result of their attendance at Board meetings.

    Pursuant to the Company's 1998 Stock Plan, the Company granted to
Mr. Lipman options to purchase 25,000 shares of Common Stock on November 15, 1999, at an exercise price of $17.375 per share. The options vest to the extent of one-third of the shares on each of November 15, 2000, 2001 and 2002.

    Pursuant to the Company's 1998 Stock Plan, the Company granted to Mr. Yost options to purchase 25,000 shares of Common Stock on September 14, 1999, at an exercise price of $12.28 per share. The options vest to the extent of one-third of the shares on each of September 14, 2000, 2001 and 2002.

    Pursuant to the Company's 1998 Stock Plan, the Company granted to
Mr. Goldberg options to purchase 25,000 shares of Common Stock on March 9, 1999, at an exercise price of $10.75 per share. The options vest to the extent of one-third of the shares on each of March 9, 2000, 2001 and 2002.

    Mr. Evans does not currently hold options to purchase shares of the Company's Common Stock.

                               EXECUTIVE OFFICERS

    The following table identifies the current executive officers of the
Company:

                                                      CAPACITIES IN               IN CURRENT
NAME                                      AGE          WHICH SERVED             POSITION SINCE
----                                      ---          ------------             --------------
William P. McHale, Jr...................  51    President, Chief Executive  January 1997
                                                  Officer and Director        (Chief Executive
                                                                              Officer since July
                                                                              1997)
S. Daniel Shia(1).......................  48    Chairman of the Board and   July 1997
                                                  Director
Bruce M. Crowell(2).....................  45    Vice President, Chief       August 1999
                                                  Financial Officer and
                                                  Secretary
Paul R. Smith(3)........................  53    Senior Vice President,      February 1999
                                                  Strategic Planning and
                                                  Product Management

---------

(1) Mr. Shia founded the Company and currently serves as its Chairman of the Board. In connection with Mr. Shia's decision not to stand for re-election to the Board of Directors, Mr. Shia's term as Chairman of the Board will terminate upon the election of the new Board of Directors. Mr. Shia served as President from the Company's founding in 1989 until January 1997.
    Mr. Shia also served as Chief Executive Officer from 1989 until July 1997 and Chief Technical Officer from July 1997 to December 1999. Currently,
    Mr. Shia is on an unpaid one-year leave of absence from the Company until December 31, 2000. Prior to founding the Company, Mr. Shia served as a consultant to Bellcore from October 1985 to January 1989 where he developed OSI protocols and a distributed network management system for a high performance metropolitan area network. From 1983 to October 1985, Mr. Shia was a consultant to AT&T Bell Laboratories.

(2) Mr. Crowell joined the Company in August 1999, and currently serves as Vice President and Chief Financial Officer. Prior to joining the Company,
    Mr. Crowell served as a Vice President and Chief Financial Officer of EPL Technologies from January 1998 to July 1999. Prior to that, from January 1994 to January 1998, Mr. Crowell served as Vice President and Chief Financial Officer for Datron Inc., a firm specializing in aerospace and defense technologies. Mr. Crowell has twenty-five years of corporate financial experience, including serving as the Chief Financial Officer of two publicly-traded companies. Mr. Crowell has also served in various financial capacities with companies specializing in systems integration and electronics, including software applications for industries such as telecommunications and aerospace.

(3) Mr. Smith joined the Company in September 1992, and currently serves as Senior Vice President, Strategic Planning and Product Management. Prior to joining the Company, from 1987 to 1992, Mr. Smith founded and directed The Center for Strategic Communications, a marketing consulting firm serving the telecommunications, health-care and computer industries. Prior to that, Mr. Smith served in various engineering, marketing, sales, product management, strategic planning and business development positions with AT&T Bell Laboratories and AT&T Network Systems from 1968 to 1987.

    Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified. None of the Company's executive officers is related to any other executive officer or to any Director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), requires the Company's Directors, officers and shareholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to the Company's equity securities with the SEC. All reporting persons are required by SEC regulation to furnish the Company with copies of all reports that such reporting persons file with the SEC pursuant to Section 16(a).

    Based solely on the Company's review of the copies of such forms received by the Company and upon written representations of the Company's reporting persons received by the Company, S. Daniel Shia, Chairman of the Board, Paul R. Smith, Senior Vice President, Strategic Planning and Project Management and Andrew D. Lipman, a member of the Board of Directors, did not report on a timely basis certain transactions. In particular, Mr. Shia failed to timely report on a Form 5 gifts of an aggregate of 311,280 shares of Common Stock. Mr. Shia filed such information on a Form 5 with the SEC on February 15, 2000. Mr. Smith failed to timely report on a Form 5 gifts of an aggregate of 1,100 shares of Common Stock. Mr. Smith filed such information with the SEC on April 13, 2000.
Mr. Lipman failed to timely report on a Form 3 his election on November 15, 1999 to the Board of Directors and his receipt on such date of options to purchase 25,000 shares of Common Stock at an exercise price of $17.375 per share.
Mr. Lipman filed such information with the SEC on December 16, 1999.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION IN FISCAL 1999, 1998 AND 1997

    The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during 1999 and each other executive officer of the Company whose aggregate cash compensation exceeded $100,000 at the end of 1999 (collectively, the 'Named Executives') during the years ended December 31, 1999, 1998, and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                ANNUAL COMPENSATION                   AWARDS
                                    --------------------------------------------    SECURITIES
                                                                 OTHER ANNUAL       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY ($)    BONUS ($)    COMPENSATION ($)    OPTIONS (#)    COMPENSATION ($)
---------------------------  ----   ----------    ---------    ----------------    -----------    ----------------
            (A)              (B)        (C)          (D)              (E)              (G)               (I)
William P. McHale, Jr. ....  1999     196,835       170,000             --                --            7,419(3)
  President and
  Chief Executive Officer    1998     175,000        68,329             --           200,000(1)         6,744(4)
                             1997     157,500            --             --           364,950(2)        45,171(5)
S. Daniel Shia ............  1999     200,000       111,000          5,800(6)             --            6,924(7)
  Chairman of the Board      1998     200,000       100,000          5,800(6)             --            7,218(8)
                             1997     198,462        70,165          5,800(6)         12,100            6,805(9)
Paul R. Smith .............  1999     188,462        39,750          6,250(6)         25,000           15,128(10)
  Senior Vice President,     1998     167,320        68,750          5,943(6)         20,000            7,901(11)
  Strategic Planning and     1997     120,412        89,521          4,100(6)         20,808            6,660(12)
  Product Management
Victor W. Mak(13) .........  1999     158,692        26,875             --            60,000            6,349(14)
  Former Vice President,     1998     144,800         4,953             --            20,000            6,317(15)
  Network Solutions          1997     117,236        12,452             --            23,409            5,439(16)
Bruce M. Crowell(17) ......  1999      73,077         7,017             --            78,000            4,888(18)
  Vice President, Chief
  Financial Officer and
  Secretary

---------

 (1) In exchange for the cancellation of 93,300 options issued to Mr. McHale in January 1997, such options were issued by the Company in October 1998 at an exercise price of $6.875 per share.

 (2) Includes 93,300 options that were cancelled by the Company in October 1998. The 93,300 cancelled options were initially granted in January 1997 at an exercise price of $4.00 per share.

 (3) Includes contributions by the Company under the 401(k) Plan of $6,000 and compensation relating to life insurance premiums paid on his behalf of $1,419.

 (4) Includes contributions by the Company under the 401(k) Plan of $5,700 and compensation relating to life insurance premiums paid on his behalf of $1,044.

 (5) Includes relocation allowance of $44,446 and compensation relating to life insurance premiums paid on his behalf of $725.

 (6) Represents automobile allowance.

 (7) Includes contributions by the Company under the 401(k) Plan of $6,000 and compensation relating to life insurance premiums paid on his behalf of $924.

 (8) Includes contributions by the Company under the 401(k) Plan of $6,000 and compensation relating to life insurance premiums paid on his behalf of $1,218.

 (9) Includes contributions by the Company under the 401(k) Plan of $5,700 and compensation relating to life insurance premiums paid on his behalf of $1,105.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(10) Includes contributions by the Company under the 401(k) Plan of $6,000, commissions of $7,779 and compensation relating to life insurance premiums paid on his behalf of $1,349.

(11) Includes contributions by the Company under the 401(k) Plan of $6,000 and compensation relating to life insurance premiums paid on his behalf of $1,901.

(12) Includes contributions by the Company under the 401(k) Plan of $5,700 and compensation relating to life insurance premiums paid on his behalf of $960.

(13) Mr. Mak resigned his position with the Company effective February 2000.

(14) Includes contributions by the Company under the 401(k) Plan of $6,000 and compensation relating to life insurance premiums paid on his behalf of $349.

(15) Includes contributions by the Company under the 401(k) Plan of $6,000 and compensation relating to life insurance premiums paid on his behalf of $317.

(16) Includes contributions by the Company under the 401(k) Plan of $5,214 and compensation relating to life insurance premiums paid on his behalf of $225.

(17) Mr. Crowell joined the Company in August 1999.

(18) Includes contributions by the Company under the 401(k) Plan of $4,690 and compensation relating to life insurance premiums paid on his behalf of $198.

OPTION GRANTS IN 1999

    The following table sets forth information concerning individual grants of stock options made pursuant to the Company's 1998 Stock Plan during 1999 to each of the Named Executives. The Company has never granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                                   -----------------------------------------------
                                                PERCENT OF                            POTENTIAL REALIZABLE
                                   NUMBER OF      TOTAL                                 VALUE AT ASSUMED
                                   SECURITIES    OPTIONS                              ANNUAL RATES OF STOCK
                                   UNDERLYING   GRANTED TO   EXERCISE                PRICE APPRECIATION FOR
                                    OPTIONS     EMPLOYEES    OR BASE                     OPTION TERM(3)
                                    GRANTED     IN FISCAL     PRICE     EXPIRATION   -----------------------
              NAME                   (#)(1)      YEAR(2)      ($/SH)       DATE       5% ($)       10% ($)
              ----                   ------      -------      ------       ----       ------       -------
               (A)                    (B)          (C)         (D)         (E)          (F)          (G)
William P. McHale, Jr............        --          --           --          --           --            --
S. Daniel Shia...................        --          --           --          --           --            --
Paul R. Smith....................    25,000        2.8%       16.875     11/1/09      265,315       672,360
Victor W. Mak....................    60,000        6.6%       16.875     11/1/09      636,756     1,613,664
Bruce M. Crowell.................    78,000        8.6%        11.88      8/8/09      582,759     1,476,826

---------

(1) Such options were granted pursuant to and in accordance with the 1998 Stock Plan. For a complete description of such plan, see '1998 Stock Plan Proposal.'

(2) Based on an aggregate of 904,913 options granted to employees in 1999, including options granted to Named Executives.

(3) Based on a grant date fair market value equal to the grant date exercise price per share of the applicable option for each of the Named Executives and assumes no adjustments to the grant date exercise price.

AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

    The following table sets forth information concerning each exercise of options during 1999 by each of the Named Executives and the year-end value of unexercised in-the-money options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                SHARES                              OPTIONS AT            IN-THE-MONEY OPTIONS AT
                              ACQUIRED ON        VALUE          FISCAL YEAR-END (#)       FISCAL YEAR-END ($)(1)
           NAME              EXERCISE (#)    REALIZED ($)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
           ----              ------------    ------------    -------------------------   -------------------------
            (A)                   (B)             (C)                   (D)                         (E)
William P. McHale, Jr......      30,390          276,093           99,185/285,825           3,184,660/9,187,284
S. Daniel Shia.............     475,389        4,438,989           330,168/90,000          11,646,247/3,167,550
Paul R. Smith..............      49,982          983,621            48,515/55,000           1,634,860/1,390,375
Victor W. Mak..............          --               --           134,512/84,375           4,818,535/1,909,791
Bruce M. Crowell...........          --               --                 0/78,000                   0/1,968,610

---------

(1) Based on a year-end fair market value of the underlying securities equal to $37.375, less the exercise price payable for such shares.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

    William P. McHale, Jr., President and Chief Executive Officer, entered into an employment agreement with the Company in November 1998. He currently receives an annual salary of $250,000 and is eligible for an annual bonus of up to $167,500, the amount and payment of which is within the discretion of the Compensation Committee. The Company also has agreed, subject to certain restrictions, to pay Mr. McHale twelve months salary continuation in the event that Mr. McHale is terminated without cause, and the equivalent of twelve months salary, payable in a lump sum, in the event Mr. McHale is terminated without cause in connection with a change in control of the Company. See 'Certain Relationships and Related Transactions' for a loan transaction between the Company and Mr. McHale.

    S. Daniel Shia, Chairman of the Board, entered into a five-year employment agreement with the Company commencing October 1, 1996. Under such agreement, he is currently entitled to an annual salary of $200,000. Mr. Shia is eligible for an annual bonus, the amount and payment of which is within the discretion of the Compensation Committee provided that Mr. Shia shall receive a minimum bonus equal to 50% of his annual salary multiplied by a percentage equal to the Company's actual pre-tax profit divided by the budgeted pre-tax profit for the applicable year. The Company also has agreed, subject to certain restrictions, to pay Mr. Shia the equivalent of two years salary in the event Mr. Shia is terminated without cause. Currently, Mr. Shia is on an unpaid one-year leave of absence from the Company until December 31, 2000.

    Bruce M. Crowell, Vice President, Chief Financial Officer and Secretary, accepted his offer of employment from the Company in August 1999. Mr. Crowell is currently entitled to an annual salary of $200,000. He also is eligible for an annual bonus, the amount and payment of which is within the discretion of the Compensation Committee provided that Mr. Crowell shall receive a minimum bonus equal to 25% of his annual salary. The Company has also agreed, subject to certain restrictions, to pay Mr. Crowell six months salary continuation and benefits in the event that Mr. Crowell is terminated without cause or upon a change of control.

    Each of the Company's executive officers has agreed to maintain the confidentiality of Company information and, for a period of time following the termination of employment, not to solicit the Company's customers or employees. In addition, each of Messrs. McHale and Shia has agreed that during the term of his employment and thereafter for a period of two years, with respect to Mr. Shia, and one year, with respect to Mr. McHale, such person will not compete with the Company in any state or territory of the United States, or any other country, where the Company does business by engaging in any capacity in any business which is competitive with the business of the Company.

    The Company has executed indemnification agreements with each of its executive officers and Directors pursuant to which the Company has agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company.

    The Company generally requires its employees to maintain the confidentiality of Company information and to assign inventions to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of, and during 1999 consisted of, Bruce
R. Evans and Jacob J. Goldberg. There are no, and during 1999 there were no, Compensation Committee Interlocks.

    In December 1995, the Company sold an aggregate of 676,361 shares of capital stock at an aggregate purchase price of $10.0 million to Summit Ventures IV, L.P. and Summit Investors II, L.P. (collectively, 'Summit'). In connection with such transaction, Bruce R. Evans, a general partner of Summit, was elected to the Company's Board of Directors as Summit's designee. In September 1996, the Company, pursuant to certain covenants in the transaction documents, issued to Summit, for no additional consideration, warrants (the 'Summit Warrants') to purchase up to a maximum of 185,331 shares of Common Stock. The shares of Common Stock currently held by Summit and the shares of Common Stock issuable upon the exercise of the Summit Warrants are entitled to certain demand and piggyback registration rights. During 1999, 138,998 warrants were exercised, of which 16,718 underlying common shares were purchased by the Company for their fair value aggregating approximately $303,000, which were used to fund the exercise price of these warrants. At December 31, 1999, warrants to purchase 46,333 shares were outstanding.

PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market (US) Index and a Peer Group (capitalization weighted) for the period beginning on the date on which the SEC declared effective the Company's
Form 8-A Registration Statement pursuant to Section 12 of the Exchange Act and ending on the last day of the Company's last completed fiscal year.

                 COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)(3)
             Among the Company, the Nasdaq Stock Market (US) Index
                           and a Peer Group Index(4)
                           (Capitalization Weighted)



                             [PERFORMANCE GRAPH]


                           BASE PERIOD
   COMPANY/INDEX NAME     MARCH 12, 1998   JUNE 30, 1998   DECEMBER 31, 1998   JUNE 30, 1999   DECEMBER 31, 1999
   ------------------     --------------   -------------   -----------------   -------------   -----------------
DSET Corporation........     $100.00          $ 94.53           $ 64.84           $ 87.11           $233.59
Nasdaq Stock Market (US)
  Index.................      100.00           107.41            124.30            153.51            226.60
Peer Group Index(4).....      100.00           108.92            106.91            121.64            247.61

---------

(1) Graph assumes $100 invested on March 12, 1998 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index (capitalization weighted).

(2) Cumulative total return assumes reinvestment of dividends.

(3) Year ended December 31.

(4) The Company has constructed a Peer Group Index consisting of Vertel, Evolving Systems, Micromuse, TTI Team Telecom, Architel and Concord Communications. The Company believes that these companies most closely resemble the Company's business mix and that their performance is representative of the industry.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has furnished the following report:

    The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives' interest with that of shareholders by basing a portion of compensation on corporate performance.

    The Compensation Committee generally reviews and determines base salary levels for executive officers of the Company at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon Company and individual performance.

    The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options and various other benefits, including medical insurance and a 401(k) Plan, which are generally available to all employees of the Company.

    Salaries, whether established pursuant to contract or otherwise, are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

    Bonuses are paid on a quarterly or on an annual basis and are discretionary. The amount of bonus is based on criteria which are designed to effectively measure a particular executive's attainment of goals which relate to his or her duties and responsibilities as well as overall Company performance. In general, the annual incentive bonus is based on operational and financial results of the Company and focuses on the contribution to these results of a business unit or division, and the executive's individual performance in achieving the results.

    The stock option program is designed to relate executives' long-term interests to shareholders' long-term interests. In general, stock option awards are granted if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

    On January 27, 1999, the Compensation Committee set the Chief Executive Officer's salary and aggregate bonus for 1999 at $175,000 and $140,000, respectively. With respect to the Chief Executive Officer's bonus, $50,000 would become due and payable to the Chief Executive Officer in August 1999 if the Company were to meet its financial goals for revenue and net income per share for the first half of 1999, and the remaining $90,000 would become due and payable in February 2000 if the Company were to meet its financial goals for revenue and net income per share for year end December 31, 1999. On May 13, 1999, the Compensation Committee increased the Chief Executive Officer's salary for 1999 to $210,000. On February 10, 2000, the Compensation Committee approved the payment of the Chief Executive Officer's full bonus for 1999 of $140,000. In addition, the Compensation Committee approved the Chief Executive Officer's annual salary and aggregate bonus for 2000 of $250,000 and $167,500, respectively. The Compensation Committee also approved the grant to the Chief Executive Officer of options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $33.75 per share.

    Based on review of available information, the Committee believes that the current Chief Executive Officer's total annual compensation is reasonable and appropriate given the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the year, such as changes in the market for telecommunications network management solutions and services and other industry factors. No specific weight was assigned to any of the criteria relative to the Chief Executive Officer's compensation.

                                          Compensation Committee Members:
                                          Bruce R. Evans and Jacob J. Goldberg

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    There were, as of March 31, 2000, approximately 86 holders of record and over 400 beneficial holders of the Company's Common Stock. The following table sets forth certain information, as of March 31, 2000, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees) and Named Executives, and (iii) all Directors and officers as a group.

                                                             AMOUNT AND NATURE OF           PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                     BENEFICIAL OWNERSHIP(1)          CLASS(2)
---------------------------------------                     -----------------------          --------
Directors (which includes all nominees) and Named
    Executives:
    William P. McHale, Jr.................................           202,465(3)                      1.8
    S. Daniel Shia........................................         1,029,433(4)                      9.1
    Bruce R. Evans........................................                --(5)                  *
    Jacob J. Goldberg.....................................             8,332(6)                  *
    C. Daniel Yost........................................                --                     *
    Andrew D. Lipman......................................                --                     *
    Paul R. Smith.........................................           323,703(7)                      2.9
    Victor W. Mak.........................................           123,205(8)                      1.1
    Bruce M. Crowell......................................             2,000                     *
All Directors and officers as a group (8 persons).........         1,565,933(9)                     13.5%

---------

*   Less than 1%

 (1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares.

 (2) Applicable percentage of ownership for each holder is based on shares of Common Stock outstanding on March 31, 2000, plus any Common Stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after March 31, 2000.

 (3) Includes 125,045 shares of Common Stock underlying options which are or may be exercisable as of March 31, 2000 or 60 days after such date. Also includes 16,005 shares held by Mr. McHale's wife and 1,925 shares held by Mr. McHale's child.

 (4) Consists of 897,128 shares held by Mr. Shia and 83,100 shares purchasable upon the exercise of options held by Mr. Shia which are exercisable as of March 31, 2000 or sixty days thereafter. Also includes 49,205 shares held by Mr. Shia's wife.

 (5) Excludes 44,373 shares and 1,960 shares purchasable upon the exercise of warrants exercisable as of September 13, 2000 held by Summit Ventures IV, L.P. and Summit Investors II, L.P., respectively. Mr. Evans is a general partner of Summit Investors II, L.P. and is a general partner of Stamps, Woodsum & Co. IV, which is the general partner of Summit Partners IV, L.P., which is the general partner of Summit Ventures IV, L.P. The general partners of Stamps, Woodsum & Co. IV are E. Roe Stamps, IV, Stephen G. Woodsum, Gregory M. Avis, Martin J. Mannion, John A. Genest, Ernest K. Jacquet, Bruce R. Evans, Walter G. Kortschak, Thomas S. Roberts and Joseph
     F. Trustey. Each of such general partners disclaims beneficial ownership of the shares held by Summit Ventures IV, L.P., except to the extent of their respective pecuniary interest therein. Mr. Evans may be deemed to share voting and investment power with respect to all shares held by the partnerships. Mr. Evans expressly disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

 (6) Includes 8,332 shares of Common Stock underlying options which are or may be exercisable as of March 31, 2000 or 60 days after such date.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (7) Includes 114,747 shares of Common Stock underlying options which are or may be exercisable as of March 31, 2000 or 60 days after such date.

 (8) Includes 11,130 shares of Common Stock underlying options which are or may be exercisable as of March 31, 2000 or 60 days after such date. Mr. Mak resigned his position with the Company effective February 2000.

 (9) See Notes 3 through 8.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Evans was appointed to the Board of Directors as the designee of Summit. See 'Compensation Committee Interlocks and Insider Participation.'

    On November 17, 1998 and on August 18, 1999, the Company loaned $150,000 and $102,728, respectively, to William P. McHale, Jr., the Company's President and Chief Executive Officer, on an unsecured basis. Such loans carry an adjustable interest rate based on the Merrill Lynch Institutional Funds Rate (5.14% per annum at December 31, 1999). Such loans are due and payable on May 16, 2000.

    The Board of Directors of the Company has adopted a policy requiring that any future transactions between the Company and its officers, Directors, principal shareholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Company's Board of Directors.

                            1998 STOCK PLAN PROPOSAL

    The 1998 Stock Plan was adopted by the Board of Directors on December 31, 1997 and was approved by the Shareholders of the Company in February 1998. The 1998 Stock Plan became effective on the date of the consummation of the Company's initial public offering in April 1998 and shall terminate ten years from such date. Those eligible to receive stock option grants or stock purchase rights under the 1998 Stock Plan include the Company's employees, non-employee Directors and consultants. The 1998 Stock Option Plan was adopted to attract and retain the best available personnel for positions of substantial responsibility;

     provide additional incentives to employees, members of the Board and consultants of the Company and its subsidiaries; and

     promote the success of the Company's business.

Currently there are 1,800,000 shares of Common Stock reserved for issuance upon the exercise of options and/or stock purchase rights granted under the 1998 Stock Plan.

    The 1998 Stock Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee determines, among other things, the nature of the options to be granted;

     persons, or grantees, who are to receive options;

     number of shares to be subject to each option;

     exercise price of the options; and

     vesting schedule of the options.

    The 1998 Stock Plan provides for the granting of options intended to qualify as incentive stock options, or ISOs, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, to employees of the Company. The 1998 Stock Plan also provides for the granting of non-qualified stock options, or NQSOs, to employees, non-employee directors and consultants who perform services for the Company or its subsidiaries. The exercise price of all ISOs granted under the 1998 Stock Plan may not be less than the fair market value of the shares at the time the option is granted. In addition, no ISO may be granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price as to that employee is at least 110% of the fair market value of the stock at the time of the grant. No employee may be granted ISOs which are exercisable for the first time in any calendar year to the extent that the aggregate exercise value of such option shares exceeds $100,000 as of the date of grant. Options may be exercisable for a period of not more than ten years from the date of grant, provided, however that the term of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company may not exceed five years. The exercise price of NQSOs granted under the 1998 Stock Plan may not be less than 85% of the fair market value per share of the Common Stock on the date of grant. No NQSO may be granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price to that person is at least 110% of the fair market value of the stock at the time of the grant. The exercise price must be paid in full at the time an option is exercised, and at the Compensation Committee's discretion, all or part of the exercise price may be paid with previously owned shares or other approved methods of payment. An option is exercisable as determined by the Compensation Committee. The 1998 Stock Plan will terminate on December 30, 2007.

    Subject to the terms as specified in any option agreement, the following time table applies with respect to exercising outstanding vested options if a grantee's employment or consulting relationship is terminated:

   REASON FOR TERMINATION
 DURING TERM OF EMPLOYMENT
 OR CONSULTING RELATIONSHIP                LATEST EXERCISE DATE
 --------------------------                --------------------
     Disability                One year following termination by grantee
     Death                     One year following death by grantee's estate
     Any other reason          90 days following termination by grantee

    Options are not assignable or otherwise transferable except by will or the laws of descent and distribution and shall be exercisable during the grantee's lifetime only by the grantee.

    The 1998 Stock Plan also permits the awarding of stock purchase rights at not less than 50% of the fair market value of the shares as of the date offered. The 1998 Stock Plan requires the execution of a restricted stock purchase agreement in a form determined by the Compensation Committee. Once a stock purchase right is exercised, the purchaser will have the rights of a shareholder. The purchaser will be a shareholder when the purchase is entered on the Company's records.

    The 1998 Stock Plan provides that in the event of a

 reorganization;                                               recapitalization;
 stock split;                                                  stock dividend;
 combination of or reclassification of shares;                 or any other change in the corporate
                                                                structure or shares of the Company,

the Board of Directors shall make adjustments with respect to the shares that may be issued under the 1998 Stock Plan or that are covered by outstanding options, or in the option price per share.

    The Board shall notify the grantee at least fifteen days prior to a dissolution or liquidation of the Company. The outstanding options, not previously exercised, will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company or the sale of all or substantially all of the Company's assets (a 'merger'), the outstanding options will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If such successor corporation does not agree to assume the outstanding options or to substitute equivalent options, the Board of Directors will, in lieu of such assumption or substitution, provide accelerated vesting of outstanding options where the successor corporation does not assume outstanding options or issue equivalent options. If the Board of Directors makes an option fully exercisable in lieu of assumption or substitution, in the event of a merger, the Board of Directors shall notify the grantee that the option will be fully exercisable for a period of fifteen days from the date of such notice, and the option will terminate upon the expiration of such period. The option will be considered assumed if, following the merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares). If such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Board of Directors may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of an option for each share of stock subject to the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    The Board may at any time amend, alter, suspend or discontinue the 1998 Stock Plan, but no such action will be made which would impair the rights of any grantee under any grant previously made, without such grantee's consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act, or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the National Association of Securities Dealers or an established stock exchange), the Company shall obtain shareholder approval of any 1998 Stock Plan amendment in such a manner and to such a degree as required. Any such amendment or termination of the 1998 Stock Plan is not permitted to affect options already granted and such options will remain in full force and effect as if the 1998 Stock Plan had not been amended or terminated, unless mutually agreed otherwise between the grantee and the Board of Directors, which agreement must be in writing and signed by the grantee and the Company.

FEDERAL INCOME TAX ASPECTS

    (A) INCENTIVE STOCK OPTIONS

    Some options to be issued under the 1998 Stock Plan will be designated as ISOs and are intended to qualify under Section 422 of the Code. Under the provisions of that Section and the related regulations, an optionee will not be required to recognize any income for Federal income tax purposes at the time of grant of an ISO. Additionally, the Company will not be entitled to any deduction. The exercise of an ISO also is not a taxable event, although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. The taxation of gain or loss upon the sale of stock acquired upon exercise of an ISO depends in part on whether the stock is disposed of at least two years after the date the option was granted and at least one year after the date the stock was transferred to the optionee, referred to as the ISO Holding Period.

    If the ISO Holding Period is not met, then, upon disposition of such shares, referred to as a disqualifying disposition, the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, limited, however, to the gain on sale. Any additional gain would be taxable as capital gain (see discussion of capital gains under the section relating to NQSOs, below). If the optionee disposes of the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the ISO was exercised and such disposition is a sale or exchange to an unrelated party, the amount includible as compensation income to the optionee will be limited to the excess of the amount received on the sale or exchange over the exercise price.

    If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount.

    The holding period for long term capital gain treatment is one year. Therefore, if the ISO Holding Period is met, any gain on the disposition would be taxable as a long term capital gain or loss; any such gains are taxable at a maximum rate of 20%.

    A maximum capital gains rate of 18% will apply to certain sales after December 31, 2000 of shares acquired upon the exercise of an ISO if such shares have been held for at least five years.

    If the ISO is exercised by delivery of previously owned shares of Common Stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the optionee on the transfer of such previously owned shares. However, if the previously owned transferred shares were acquired through the exercise of an ISO, the optionee may realize ordinary income with respect to the shares used to exercise an ISO if such transferred shares have not been held for the ISO Holding Period. If an ISO is exercised through the payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received exceeds the number of shares surrendered, such excess shares will possibly be considered ISO stock with a zero basis.

    (B) NON-QUALIFIED STOCK OPTIONS

    Some options to be issued under the 1998 Stock Plan will be designated as NQSOs. If (as in the case of NQSOs granted under the 1998 Stock Plan at this time) the NQSO does not have a 'readily ascertainable fair market value' at the time of the grant, the NQSO is not included as compensation income at the time of grant. Rather, the optionee realizes compensation income only when the NQSO is exercised and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares become substantially vested over the sum of the exercise price plus the amount, if any, paid by the optionee for the NQSO. If a NQSO is exercised through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value. When the optionee disposes of the shares acquired pursuant to a NQSO, the optionee will recognize capital gain or loss equal to the difference between the amount received for the shares and the optionee's basis in the shares.

    Under the 1998 Stock Plan, the optionee's basis in the shares will be the exercise price plus the compensation income realized at the time of exercise. The capital gain or loss will be short term (with gains generally subject to tax as ordinary income) if the shares are disposed of within one year after the option is exercised and long term (with gains generally subject to tax at a maximum rate of 20%) if the shares are disposed of more than one year after the option is exercised.

    A maximum capital gains rate of 18% will apply to certain sales, after December 31, 2000, of shares acquired upon the exercise of a NQSO if such shares have been held for at least five years.

    The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee.

    Except as otherwise indicated, the preceding discussion is based upon Federal tax laws and regulations in effect on the date of the preparation of this Summary, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations which interpret similar provisions of the Code. Furthermore, the foregoing is only a general discussion of the Federal income tax aspects of the 1998 Stock Plan and does not purport to be a complete description of all Federal income tax aspects of the 1998 Stock Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1998 Stock Plan and the sale or other disposition of shares acquired upon exercise of the options. Each key employee receiving a grant of options should consult with his or her personal tax advisor regarding the Federal, state and local tax consequences of participating in the 1998 Stock Plan.

PREVIOUSLY GRANTED OPTIONS UNDER THE 1998 STOCK PLAN

    As of March 31, 2000, the Company had granted options to purchase an aggregate of 1,771,663(1) shares of Common Stock under the 1998 Stock Plan at an average exercise price of $15.69 per share. As of March 31, 2000, 143,103 options to purchase shares were vested and 24,597 options to purchase shares had been exercised under the 1998 Stock Plan. The following table sets forth the options granted under the 1998 Stock Plan to: (i) the Named Executives;
(ii) all current executive officers as a group; (iii) each nominee for election as a Director; (iv) all current Directors who are not executive officers as a group; (v) each associate of any of such Directors, executive officers or nominees; (vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, including all current officers who are not executive officers, as a group:

                                              OPTIONS GRANTED
                                                  THROUGH        WEIGHTED AVERAGE
                    NAME                       MARCH 31, 2000     EXERCISE PRICE       EXPIRATION DATE
                    ----                       --------------     --------------       ---------------
William P. McHale, Jr.......................       275,000           $14.106         10/08/08 - 02/10/10
S. Daniel Shia..............................            --                --                 --
Paul R. Smith...............................        25,000           $16.875              11/02/09
Victor W. Mak...............................        60,000           $16.875              11/02/09
Bruce M. Crowell............................        99,500           $16.525         08/09/09 - 02/10/10
Jacob J. Goldberg...........................        25,000           $ 10.75              03/08/09
C. Daniel Yost..............................        25,000           $ 12.28              09/13/09
Bruce R. Evans..............................            --                --                 --
Andrew D. Lipman............................        25,000           $17.375              11/14/09
All current executive officers as a group
  (4 persons)...............................       399,500           $14.882         10/08/08 - 02/10/10
All current Directors who are not executive
  officers as a group (4 persons)...........        75,000           $13.468         03/08/09 - 11/14/09
All employees, including all current
  officers who are not executive officers,
  as a group (234 persons)..................     1,297,163           $16.071         05/06/08 - 02/10/10

    As of March 31, 2000, the market value of the Common Stock underlying the 1998 Stock Plan was $18.438 per share.
---------

(1) Of the 1,771,663 options granted as of March 31, 2000, 344,078 of such options have been canceled and may be reissued by the Company.

(2) Options are granted under the 1998 Stock Plan pursuant to various vesting schedules. In general, such options vest over four year periods.

(3) All 238 of the Company's employees are eligible to participate in the 1998 Stock Plan.

                              -------------------

    Each of the following individuals holds more than five-percent (5%) of the total options issuable under the 1998 Stock Plan: William P. McHale, Jr., Bruce
M. Crowell and Phillip V. Cavallo.

PROPOSED AMENDMENT

    Shareholders are being asked to consider and vote upon a proposed amendment (the 'Amendment') to the 1998 Stock Plan to increase the maximum aggregate number of shares of Common Stock available for issuance under the 1998 Stock Plan from 1,800,000 shares to 2,500,000 shares and to reserve an additional 700,000 shares of Common Stock of the Company for issuance in connection with awards granted under the 1998 Stock Plan.

    The Board of Directors believes that the Amendment provides an important inducement to recruit and retain the best available personnel. The Board of Directors believes that providing employees with an opportunity to invest in the Company rewards them appropriately for their efforts on behalf of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR FOR THE PROPOSAL TO AMEND THE COMPANY'S 1998 STOCK PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 1998 STOCK PLAN FROM 1,800,000 SHARES TO 2,500,000 SHARES AND TO RESERVE AN ADDITIONAL 700,000 SHARES OF COMMON STOCK OF THE COMPANY FOR ISSUANCE IN CONNECTION WITH AWARDS GRANTED UNDER THE 1998 PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company intends, subject to Shareholder approval, to retain PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2000. PricewaterhouseCoopers LLP also served as independent auditors of the Company for 1998 and 1999. Neither the firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as auditors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.

    One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from Shareholders.

                            SHAREHOLDERS' PROPOSALS

    Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by December 29, 2000.

                                 OTHER MATTERS

    The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                    GENERAL

    The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

    In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

    Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

    DSET CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD ON APRIL 17, 2000, AND TO EACH BENEFICIAL SHAREHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO BRUCE M. CROWELL, SECRETARY, DSET CORPORATION, 1160 US HIGHWAY 22 EAST, BRIDGEWATER, NEW JERSEY 08807. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

    PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors,

                                          BRUCE M. CROWELL
                                          Bruce M. Crowell
                                          Secretary

Bridgewater, New Jersey
April 28, 2000

                                  APPENDIX 1

                                DSET CORPORATION

                                 1998 STOCK PLAN

     1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, non-Employee members of the Board and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

     2. Certain Definitions. As used herein, the following definitions shall apply:

        (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

        (b) "Board" means the Board of Directors of the Company.

        (c) "Code" means the Internal Revenue Code of 1986, as amended.

        (d) "Committee" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

        (e) "Common Stock" means the Common Stock, without par value, of the Company.

        (f) "Company" means DSET Corporation, a New Jersey corporation.

        (g) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.

        (h) "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

        (i) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

        (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (k) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange for the last market trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable; or

            (ii) If the Common Stock is quoted on Nasdaq (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock; or

            (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

        (l) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (m) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (n) "Option" means a stock option granted pursuant to the Plan.

        (o) "Optioned Stock" means the Common Stock subject to an Option.

        (p) "Optionee" means an Employee or Consultant who receives an Option.

        (q) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (r) "Plan" means this 1998 Stock Plan.

        (s) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of stock purchase rights under Section 11 below.

        (t) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

        (u) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 1,800,000 shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock.

        If an option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

     4. Administration of the Plan.

        (a) Procedure.

            (i) Administration With Respect to Directors and Officers. With respect to grants of Options or stock purchase rights to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3"), or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder.

            (ii) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

            (iii) Administration With Respect to Consultants and Other Employees. With respect to grants of Options or stock purchase rights to Employees who are neither directors nor officers of the Company or to Consultants, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3, or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of New Jersey corporate law and applicable securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

        (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

            (ii) to select the officers, Consultants and Employees to whom Options and stock purchase rights may from time to time be granted hereunder;

            (iii) to determine whether and to what extent Options and stock purchase rights or any combination thereof, are granted hereunder;

            (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

            (v) to approve forms of agreement for use under the Plan;

            (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

            (vii) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

            (viii) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

            (ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; and

            (x) to determine the terms and restrictions applicable to stock purchase rights and the Restricted Stock purchased by exercising such stock purchase rights.

        (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

     5. Eligibility.

        (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

        (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

        (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

     6. Term of Plan. The Plan shall become effective upon the effectiveness of the Company's Registration Statement (Reg. No. 333-43827) filed with the Securities and Exchange Commission, provided the Plan has been previously adopted by the Board of Directors and approved by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

     7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     8. Option Exercise Price and Consideration.

        (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

            (i) In the case of an Incentive Stock Option

                (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (ii) In the case of a Nonstatutory Stock Option

                (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                (B) granted to any person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

        (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9. Exercise of Option.

        (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

            An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

            Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) Termination of Employment. In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee with the Company (as the case may be), such Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

        (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

        (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

        (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     11. Stock Purchase Rights.

        (a) Rights to Purchase. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer stock purchase rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 50% of the Fair Market Value of the Shares as of the date of the offer), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the stock purchase right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

        (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

        (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

        (d) Rights as a Shareholder. Once the stock purchase right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock purchase right is exercised, except as provided in Section 13 of the Plan.

     12. Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option or stock purchase right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the stock purchase right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

        All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

        (a) the election must be made on or prior to the applicable Tax Date;

        (b) once made, the election shall be irrevocable as to the particular Shares of the Option or Right as to which the election is made;

        (c) all elections shall be subject to the consent or disapproval of the Administrator;

        (d) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or stock purchase right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

     13. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

        In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets (hereinafter, a "merger"), the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the Option or right confers the right to purchase, for each Share of stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     14. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     15. Amendment and Termination of the Plan.

        (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the

Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

        (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     16. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Agreements. Options and stock purchase rights shall be evidenced by written agreements in such form as the Board shall approve from time to time.

     19. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

     20. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

                                  APPENDIX 2

              Please Detach and Mail in the Envelope Provided


                                DSET CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

  The undersigned hereby constitutes and appoints William P. McHale, Jr. and Bruce M. Crowell and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of DSET Corporation (the 'Company') which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey at 1:00 P.M., local time, on Wednesday, May 24, 2000, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                                DSET CORPORATION
                                  MAY 24, 2000

                 Please Detach and Mail in the Envelope Provided

 ...............................................................................


A [X] Please mark your
      votes as in this
      example


                     FOR     WITHHELD
1. ELECTION OF       [ ]        [ ]     Nominees:
   DIRECTORS                            William P. McHale, Jr.
                                        Bruce R. Evans
                                        Jacob J. Goldberg
                                        Charles Daniel Yost
                                        Andrew D. Lipman

VOTE FOR all the nominees listed at right; except vote withheld from the following nominee(s) (if any):

-----------------------------------------------------

                                                FOR     AGAINST     ABSTAIN
2. APPROVAL OF PROPOSAL TO AMEND THE            [ ]       [ ]         [ ]
   COMPANY'S 1998 STOCK PLAN TO INCREASE
   THE MAXIMUM AGGREGATE NUMBER OF
   SHARES OF COMMON STOCK AVAILABLE FOR
   ISSUANCE THEREUNDER FROM 1,800,000
   SHARES TO 2,500,000 SHARES AND TO
   RESERVE AN ADDITIONAL 700,000 SHARES
   OF COMMON STOCK OF THE COMPANY FOR
   ISSUANCE IN CONNECTION WITH AWARDS
   GRANTED UNDER THE 1998 STOCK PLAN.

                                                FOR     AGAINST     ABSTAIN
3. APPROVAL OF PROPOSAL TO RATIFY THE           [ ]       [ ]         [ ]
   APPOINTMENT OF PRICEWATERHOUSECOOPERS
   LLP AS THE INDEPENDENT AUDITORS OF
   THE COMPANY FOR THE YEAR ENDING
   DECEMBER 31, 2000.

                                                I WILL            I WILL NOT
4. In his or her discretion, the proxy           [ ]                  [ ]
   is authorized to vote upon other
   matters as may properly come before
   the Meeting.
                                                       attend the Meeting


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Shareholder                 Signature of Shareholder                 Dated:
                        ----------------                         ----------------       -------------
                                                                 IF HELD JOINTLY

NOTE: This proxy must be signed exactly as name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.